                                EXHIBIT (4)(C)
                                --------------

                               INDIVIDUAL POLICY

            [LETTERHEAD OF PFL LIFE INSURANCE COMPANY APPEARS HERE]

                          ANNUITANT: JOHN DOE

                           OWNER(S): JOHN DOE

                      POLICY NUMBER: 07 - 0001234

                        POLICY DATE: May 1, 1999


                 WE AGREE                    This policy may be applied for and
                                             issued to qualify as a tax-qualified
 .  To provide annuity payments as set        annuity under the applicable sections
   forth in Section 10 of this policy,       of the Internal Revenue Code.

 .  Or to pay withdrawal benefits in
   accordance with Section 5 of this
   policy,                                          20 DAY RIGHT TO CANCEL

                                             You may cancel this policy by delivering
 .  Or to pay death proceeds in               or mailing a written notice or sending a
   accordance with Section 9 of this         telegram to us. You must return the
   policy.                                   policy before midnight of the twentieth
                                             day after the day you receive it Notice
Withdrawals, transfers and amounts           given by mail and return of the policy
applied to a Payment Option may be           by mail are effective on being
subject to an Excess Interest Adjustment     postmarked, properly addressed and
in accordance with Sections 5, 8, and        postage prepaid.
10, respectively, of this policy.

                                             We will pay you an amount equal to the sum of:
These agreements are subject to the
provisions of this policy. This policy
is issued in consideration of the            . the premiums paid; and
application, or information provided in
lieu thereof, and payment of the initial     . the accumulated gains or losses, if any, in the
premium.                                       Separate Account on the date of cancellation;

                                             unless otherwise required by law.

                       Signed for us at our home office.

           /s/ Craig D. Vermie                 /s/ William L. Busler
                 SECRETARY                           PRESIDENT

   This policy is a legal contract between the policyowner and the company.
                          READ YOUR POLICY CAREFULLY

                       Flexible Premium Variable Annuity
                  Income Payable At Annuity Commencement Date
           Benefits Based On The Performance Of The Separate Account
Are Variable And Are Not Guaranteed As To Dollar Amount (See Sections 6 and 10C)
                              Non-Participating

AV464 101 121 799

                                   SECTION 1
                                  DEFINITIONS

ADJUSTED POLICY VALUE - The Policy Value       retirement home, a rest home, a
increased or decreased by any Excess           community living center or a place
Interest Adjustment.                           mainly for the treatment of alcoholism,
                                               mental illness or drug abuse.
ANNUITANT - The person to whom annuity
payments will be made, unless another          NURSING CARE - Nursing care prescribed
payee is named.                                by a physician and performed or
                                               supervised by a registered graduate
ANNUITY COMMENCEMENT DATE - Date the           nurse. Such care includes nursing and
Annuitant will begin receiving payments        rehabilitation services available 24
from this policy, which may not be later       hours a day.
than the last day of the policy month
starting after the Annuitant attains age       PAYEE - The person to whom annuity
85, except as expressly allowed by us,         payments will be made.
but in no event later than the last day
of the month following the month in            PAYMENT OPTIONS - Options through which
which the Annuitant attains age 95.            the distribution of the Adjusted Policy
                                               Value can be directed.
CASH VALUE - Amount, defined in Section
5, that can be withdrawn if the annuity        PHYSICIAN - Doctor of Medicine or Doctor
is surrendered.                                of Osteopathy who is licensed as such
                                               and operating within the scope of the
CUSTODIAL CARE - Care designed                 license.
essentially to help a person with the
activities of daily living which does          POLICY ANNIVERSARY - The anniversary of
not require the continuous attention of        the Policy Date for each year the policy
trained medical or paramedical                 remains in force.
personnel.
                                               POLICY DATE - The date shown on page 3
DISTRIBUTION - A withdrawal or                 of this policy and the date on which
disbursement of funds from the Policy          this policy becomes effective.
Value or Cash Value.
                                               POLICY YEAR - The 12 month periods
HOSPITAL - An institution which 1) is          following the Policy Date shown on the
operated pursuant to the laws of the           Policy Data page. The first Policy Year
jurisdiction in which it is located, 2)        starts on the Policy Date. Each
operates primarily for the care and            subsequent year starts on the
treatment of sick and injured persons on       anniversary of the Policy Date.
an inpatient basis, 3) provides 24-hour
a day nursing service by or under the          SEPARATE ACCOUNT - The separate
supervision of registered graduate             investment account established by us, as
professional nurses, 4) is supervised by       described in Section 6.
a staff of one or more licensed
physicians, and 5) has medical, surgical       SUBACCOUNT - A division of the Separate
and diagnostic facilities or access to         Account, as described in Section 6.
such facilities.

INVESTMENT OPTIONS                             SURRENDER - A partial or full withdrawal
                                               of funds from the Policy Value or Cash
Any of the Guaranteed Period Options of        Value.
the Fixed Account, the Dollar Cost
Averaging Fixed Account Option, and any        TERMINAL CONDITION - A condition
of the Subaccounts of the Separate             resulting from an accident or illness
Account.                                       which, as determined by a physician, has
                                               reduced life expectancy to not more than
NURSING FACILITY - A facility which 1)         12 months, despite appropriate medical
is operated pursuant to the laws of the        care.
jurisdiction in which it is located, 2)
provides Nursing Care or Custodial Care,       WITHDRAWAL - A distribution of funds
3) primarily provides nursing care under       from the Policy Value or Cash Value.
the direction of a licensed physician,
registered graduate professional nurse,        YOU, YOUR - The owner of this policy.
or licensed vocational nurse, except           Unless otherwise specified on the Policy
when receiving custodial care, and 4),         Data page, the Annuitant and the owner
is not other than incidentally a               shall be one and the same person.
hospital, a home for the aged, a

AVB464

                            SECTION 2 - POLICY DATA

POLICY NUMBER:     07 - 001234          ANNUITANT:  JOHN DOE

INITIAL PREMIUM
PAYMENT:           $ 5,000.00       ISSUE AGE/SEX:  35 / MALE

POLICY DATE        May 1, 1999           OWNER(S):  JOHN DOE

ANNUITY
COMMENCEMENT                          BENEFICIARY:  JANE DOE
DATE:              March 10, 2049

Premium Enhancement Percentage on Initial Premium Payment:           5%

Fixed Account Guaranteed Minimum Effective Annual Interest Rate:     3%

Before the Annuity Commencement Date:

   Mortality and Expense Risk Fee and Administrative Charge:      1.75%

After the Annuity Commencement Date:

   Mortality and Expense Risk Fee and Administrative Charge:      1.55%

AV464 101 121 799 SP

                         SECTION 3 - PREMIUM PAYMENTS

PAYMENT OF PREMIUMS
                                                    premium payments which we will accept
Premium payments may be made any time               without prior Company approval is
while this policy is in force before the            $1,000,000.
Annuity Commencement Date. You may start
or stop, increase or decrease, or skip              PREMIUM PAYMENT DATE
any premium payments.
                                                    The premium payment date is the date on
PREMIUM ENHANCEMENT                                 which the premium payment is credited to
                                                    the policy. The initial premium payment
When a Premium Payment is paid, a                   less any applicable premium taxes will
Premium Enhancement Percentage will be              be credited to the policy within two
applied to that Premium Payment and the             business days of receipt of the premium
resulting amount will be added to the               payment and the information needed.
Policy Value. The amount of the Premium             Subsequent additional premium payments
Enhancement is not considered a Premium             will be credited to the policy as of the
Payment. The Premium Enhancement                    business day when the premium payment
Percentage may vary from premium to                 and required information are received. A
premium on subsequent Premium Payments              business day is any day on which the New
and will vary based on Your attained age            York Stock Exchange is open for trading.
at the time a Premium Payment is made,
but will never be less than 0.25% nor               ALLOCATION OF PREMIUM PAYMENTS
more than 7%. The Premium Enhancement
Percentage applicable at attained ages              Premium payments may be applied to
below age 70 will always be at least as             various Investment Options which we make
great as the corresponding percentage               available. You must indicate what
applicable at attained ages 70 and                  percent of each premium payment to
above. The Premium Enhancement                      allocate to various Investment Options.
Percentage applicable to the Initial                Each percent may be either zero or any
Premium Payment is set forth on the                 whole number, however, the allocation
Policy Data page. We will advise You of             among all accounts must total 100%.
the amount of the Premium Enhancement
applicable to each subsequent Premium               CHANGE OF ALLOCATION
Payment in a confirmation that We will
send to You. Premium Enhancements will              You may change the allocation of premium
be applied using the same allocation as             payments to various Investment Options.
on the corresponding Premium Payment. No            You must tell us in a notice you sign
Premium Enhancement will apply if the               which gives us the facts that we need.
Policy is cancelled pursuant to the                 Premium payments received after the date
Right to Cancel provision.                          on which we receive your notice will be
                                                    applied on the basis of the new
MAXIMUM AND MINIMUM PREMIUM PAYMENT                 allocation.

The premium payments may not be more                PREMIUM TAXES
than the amount permitted by law if this
is a tax-qualified annuity. The' minimum            Your state may impose a premium tax. It
initial premium payment is $5,000. If               may be imposed either when a premium
this policy is being used as a tax-                 payment is made, on the Annuity
qualified annuity, the minimum initial              Commencement Date, on the date of death,
premium is $2,000, except that no                   or on the date of full surrender. When
minimum initial premium payment will be             permitted by state law, we will not
required for 403(b) annuities. The                  deduct the tax until the Annuity
minimum subsequent premium payment we               Commencement Date, date of death, or
will accept is $50. The maximum total               date of full surrender.

                           SECTION 4 - POLICY VALUE

POLICY VALUE
                                                    Commencement Date to provide
On or before the Annuity Commencement               lifetime income or income for a period
Date, the Policy Value is equal to Your:            of no less than 60 months under the
(a)  premium payments; plus                         Payment Options in Section 10.
     corresponding Premium Enhancements;
     minus                                          SERVICE CHARGE
(b)  Gross Partial Withdrawals (as
     defined in Section 5); plus                    On each Policy Anniversary and at the
(c)  interest credited to the Fixed                 time of surrender during any Policy Year
     Account (see Section 7); plus                  before the Annuity Commencement Date, we
(d)  accumulated gains in the Separate              reserve the right to charge up to $40
     Account (see Section 6); minus                 for policy administration expenses. The
(e)  accumulated losses in the Separate             Service Charge will be deducted from
     Account (see Section 6); minus                 each Investment Option in proportion to
(f)  service charges, premium taxes and             the portion of Policy Value (prior to
     transfer fees, if any.                         such charge) in each Investment Option.
                                                    In no event will the Service Charge
ADJUSTED POLICY VALUE                               exceed 2% of the Policy Value on the
                                                    Policy Anniversary or at the time of
The Adjusted Policy Value is the Policy             surrender.
Value increased or decreased by any
Excess Interest Adjustment.                         The Service Charge will not be deducted
                                                    on a Policy Anniversary or at the time
You may use the Adjusted Policy Value on            of surrender if, at either of these
the Annuity                                         times, (1) the sum of all premium
                                                    payments less the sum of all withdrawals
                                                    taken is at least $100,000; or (2) the
                                                    Policy Value equals or exceeds $
                                                    100,000.

M1038

                SECTION 5 - CASH VALUE AND PARTIAL WITHDRAWALS

CASH VALUE
                                                 6)  If interest rates have increased
On or before the Annuity Commencement                from the time the affected
Date, the Cash Value is equal to the                 Guaranteed Period(s) started until
Adjusted Policy Value less any Surrender             the time the transaction occurs, the
Charges. Information on the current                  Excess Interest Adjustment will
amount of Your policy's Cash Value is                result in a decrease in the funds
available upon request The Cash Value                available to You
may be partially withdrawn or will be            7)  Certain amounts are not subject to
paid in the event of a full surrender of             the Excess Interest Adjustment as
the policy. We must receive your written             provided in Sections 5, 7 and 8.
partial withdrawal or surrender request
before the Annuity Commencement Date.            The formula for determining the amount
                                                 of the Excess Interest Adjustment is as
There is no Cash Value once an Annuity           follows:
Payment Option has been selected.
                                                 Excess Interest Adjustment = S x (G-C) x
EXCESS INTEREST ADJUSTMENT                       (M/12)

Full Surrenders, Partial Withdrawals,            Where: S is the gross (that is, before
transfers, and amounts applied to a                       surrender charges and premium
Payment Option from the Fixed Account                     taxes, if any) amount being
Guaranteed Period Options described in                    surrendered, partially
Section 7 will be subject to an Excess                    withdrawn, transferred, or
Interest Adjustment except as provided                    applied to a Payment Option
for in the Partial Withdrawals provision                  that is subject to the Excess
below.                                                    Interest Adjustment.
                                                        G is the guaranteed interest rate
An Excess Interest Adjustment applies in                  for the Guaranteed Period
the following situations:                                 applicable to S.
1)  When you withdraw all or any portion                M is the number of months
    of your Cash Value,                                   remaining in the Guaranteed
2)  When you exercise Annuity Payment                     Period for S. rounded up to the
    Options,                                              next higher whole number of
3)  When death proceeds are calculated.                   months.
    However, death proceeds will not be                 C is the current guaranteed
    reduced if the Excess Interest                        interest rate then being
    Adjustment is negative.                               offered on new Premium Payments
                                                          for the next longer Guaranteed
The Excess Interest Adjustment is only                    Period than "M". If this
applied to transactions affecting the                     Certificate form or such a
Guaranteed Period Options of the Fixed                    Guaranteed Period Option is no
Account (see Section 7) and is based on                   longer offered, "C" will be the
any change in interest rates from the                     U.S. Treasury rate for the next
time the affected Guaranteed Period(s)                    longer maturity (in whole
started until the time the Excess                         years) than "M" on the 25th day
Interest Adjustment occurs. The Excess                    of the previous calendar month,
Interest Adjustment is applied as                         plus up to 2%.
follows:
                                                 Upon full surrender, the Excess Interest
1)  The Excess Interest Adjustment is            Adjustment (EIA) for each Guaranteed
    only applied when the transactions           Period Option will not reduce the
    occur prior to the end of any                Adjusted Policy Value for that
    Guaranteed Period Option;                    Guaranteed Period Option below the
2)  Transfers to the Guaranteed Period           amount paid into, less any prior
    Options of the Fixed Account are             withdrawals and transfers from, that
    considered Premium Payments for              Guaranteed Period Option, plus interest
    purposes of determining the Excess           at the 3% guaranteed effective annual
    Interest Adjustment;                         interest rate.
3)  The Excess Interest Adjustment is
    distinct from, and is applied prior          PARTIAL WITHDRAWALS
    to, the Surrender Charge;
4)  The Excess Interest Adjustment may           We will pay you a portion of the Cash
    affect the death proceeds defined in         Value as a Partial Withdrawal provided
    Section 9;                                   we receive your written request while
5)  If interest rates have decreased             the policy is in effect and before the
    from the time the affected                   Annuity Commencement Date. When you
    Guaranteed Period(s) started until           request a Partial Withdrawal you must
    the time the transaction occurs, the         tell us how it is to be allocated from
    Excess Interest Adjustment will              among the Investment Options. If your
    result in additional funds available         request for a Partial Withdrawal from
    to You;                                      any Investment Option is less than or
                                                 equal to the Cash Value in that option,
                                                 we will pay the amount of your request
                                                 However, if your request for a Partial
                                                 Withdrawal from any Investment Option is
                                                 greater than the Cash Value in that
                                                 option, we will pay you the Cash Value
                                                 of that Investment Option.

U1038

            SECTION 5 - CASH VALUES AND PARTIAL WITHDRAWALS - CONT

                                                     LUMP SUM
The Gross Partial Withdrawal is the
total amount which will be deducted from               Beginning in the second Policy Year,
Your Policy Value as a result of each                  amounts ($500, minimum) up to 10% of
Partial Withdrawal. The Gross Partial                  the cumulative premium payments
Withdrawal may be more or less than Your               immediately prior to the Partial
requested Partial Withdrawal amount,                   Withdrawal are available as Lump Sum
depending on whether Surrender Charges                 distributions in one or more
and/or Excess Interest Adjustments apply               withdrawals during a Policy Year with
at the time You request the Partial                    no Surrender Charges and no Excess
Withdrawal.                                            Interest Adjustment.

The Excess Partial Withdrawal amount is              SYSTEMATIC PAYOUT OPTION
the portion of the requested Partial
Withdrawal that is subject to Surrender                Beginning in the first Policy Year, a
Charge (that is, the portion which is in               Systematic Payout Option (SPO) is
excess of the Surrender Charge-free                    available on a monthly, quarterly,
portion). For example, if the requested                semi-annual or annual basis. SPO
withdrawal amount is $1,000, and the                   payouts must be at least $50 and may
Surrender Charge-free amount is $200,                  not exceed 10% of the cumulative
then the Excess Partial Withdrawal would               premium payments at the time a SPO
be $800. Excess Partial Withdrawals will               payout is made divided by the number
reduce the Policy Value by an amount                   of payouts made per year (e.g. 12 for
equal to (X-Y+Z} where:                                monthly). No Surrender Charges or
                                                       Excess Interest Adjustment will apply
X = Excess Partial Withdrawal                          to the SPO payout Monthly and
A = Amount of Partial Withdrawal subject               quarterly payouts must be sent through
    to Excess Interest Adjustment                      electronic funds transfer directly to
Y = Excess Interest Adjustment = (A) x                 Your checking or savings account You
    (G-C) x (M/12) where G, C and M are                may start or stop SPO payouts at any
    defined in the Excess Interest                     time; however, 30 days written notice
    Adjustment provision above, with "A"               is required to stop SPO payouts. Once
    substituted for "S" in the                         stopped, You must wait until the first
    definitions of G and M.                            day of the next Policy Year to begin a
Z = Surrender Charge on X minus Y.                     new SPO.

The formula for determining the Gross                  Once You have elected a SPO, You must
Partial Withdrawal is as follows:                      wait a minimum time before the first
                                                       SPO payment one month for a monthly
Gross Partial Withdrawal = R - E + SC                  SPO, three months for quarterly, six
                                                       months for semi-annual, or twelve
where: R    is the requested Partial                   months for annual.
            Withdrawal;
       E    is the Excess Interest                   MINIMUM REQUIRED DISTRIBUTION
            Adjustment; and
       SC   is the Surrender Charge on                 For tax-qualified plans, Partial
            (EPW - E); where                           Withdrawals taken to satisfy minimum
       EPW  is the Excess Partial                      distribution requirements under
            Withdrawal amount                          Section 401(a)(9) of the Internal
                                                       Revenue Code (IRC) are available with
If any Partial Withdrawal reduces the                  no Surrender Charges and no Excess
Cash Value below $500, we reserve the                  Interest Adjustments. The amount
right to pay the full Cash Value and                   available from this policy with
terminate the policy.                                  respect to the minimum distribution
                                                       requirement is based solely on this
We may delay payment of the Cash Value                 policy.
from the Fixed Account for up to 6
months after we receive the request If                 The Owner must be at least 70 1/2
the Owner dies after we receive the                    years old in the calendar year of
request, but before the request is                     distribution, must submit a written
processed, the request will be processed               request to us and must take the
before the death proceeds are                          distribution before year end. If the
determined.                                            Owner attains age 70 1/2 in the
                                                       calendar year of distribution, a
Each Partial Withdrawal consists of a                  written request which is postmarked no
portion that is subject to Surrender                   later than the end of the current
Charge (that is, the Excess Partial                    calendar year must be submitted to us.
Withdrawal) and a remaining portion that
is free from Surrender Charge (that is,                Systematic minimum distributions must
the Surrender Charge-free amount).                     be at least $50. or a lump sum
Either portion may be zero (0) depending               distribution is available if minimum
on the Partial Withdrawal requested and                required distributions are less than
prior amounts withdrawn.                               $50.

Partial Withdrawals may be made free                   Any amount requested in excess of the
from Surrender Charges and free from                   IRC minimum required distribution will
Excess Interest Adjustments as follows:                have the appropriate Surrender Charges
                                                       and Excess Interest Adjustments
                                                       applied, unless the excess
                                                       distribution qualifies as Surrender
                                                       Charge- free or Excess Interest
                                                       Adjustment-free under any additional
                                                       options provided.

P1038

             SECTION 5 - CASH VALUE AND PARTIAL WITHDRAWALS - CONT

NURSING CARE AND TERMINAL CONDITION               letter from the applicable State's
WITHDRAWAL OPTION                                 Department of Labor which verifies that
                                                  You qualify for and are receiving
 Beginning in the first Policy Year, if           unemployment benefits at the time of
 the Owner or Owner's spouse (annuitant           withdrawal. The determination letter
 or annuitant's spouse if the Owner is            must be received by us no later than 15
 not a natural person) has been 1)                days following the date of the
 confined in a Hospital or Nursing                withdrawal request.
 Facility for 30 consecutive days or 2)
 diagnosed as having a Terminal                  SURRENDER CHARGES
 Condition, you may elect to withdraw
 all or a portion of the Policy Value            Amounts withdrawn in excess of the
 without Surrender Charges and without           Surrender Charge free withdrawal
 Excess Interest Adjustment The minimum          provisions above are subject to a
 withdrawal under this option is $1000.          Surrender Charge. The amount of this
                                                 charge, if any, will be a percentage, as
 For Nursing Care, we must receive each          shown in the table below, of the amount
 withdrawal request and proof of                 of premium withdrawn:
 eligibility with each request no later
 than 90 days following the date that               Number of Years         Percentage
 confinement has ceased, unless it can              Since Premium       of Premium Withdrawn
 be shown that it was not reasonably                Payment Date
 possible to provide the notice and
 proof within the above time period and                 0 - 1                  8%
 that the notice and proof were given as                1 - 2                  8%
 soon as reasonably possible. However,                  2 - 3                  8%
 in no event, except the absence of                     3 - 4                  7%
 legal capacity shall the notice and                    4 - 5                  6%
 proof be provided later than one year                  5 - 6                  5%
 following the date that confinement has                6 - 7                  4%
 ceased. For a Terminal Condition, we                   7 - 8                  3%
 must receive each withdrawal request                   8 - 9                  2%
 and the applicable proof of eligibility                9 and thereafter       0%
 no later than one year following
 diagnosis of the Terminal Condition.
 Proof of a Terminal Condition is                For Surrender Charge purposes, the
 required only with the initial                  oldest premium payment is considered to
 withdrawal request and must be                  be withdrawn first If the amount
 furnished by the Annuitant's,                   withdrawn exceeds this, the next oldest
 Annuitant's spouse's, Owner's, or               premium payment is considered to be
 Owner's spouse's physician. Proof of            withdrawn, and so on until the most
 confinement may be a physician's                recent premium payment is considered to
 statement or a statement from a                 be withdrawn. Premium payments are
 hospital or nursing facility                    deemed to be withdrawn before earnings.
 administrator.
                                                 After all premium payments are
UNEMPLOYMENT WAIVER                              considered to be withdrawn, the
                                                 remaining Adjusted Policy Value may be
 Beginning in the first Policy Year, You         withdrawn free of any Surrender Charge.
 may withdraw all or a portion of the
 Policy Value free of Surrender Charges          GUARANTEED RETURN OF FIXED ACCOUNT
 and free of any Excess Interest                 PREMIUM PAYMENTS
 Adjustment if the Owner or Owner's
 spouse (annuitant or annuitant's                Upon full surrender of the policy, You
 spouse, if the Owner is not a natural           will always receive at least the premium
 person) becomes unemployed. In order to         payments made to, less prior withdrawals
 qualify, You 1) must have been employed         and transfers from, the Fixed Account.
 full time for at least two years prior
 to Your becoming unemployed, 2) must            MINIMUM VALUES
 have been employed full time on Your
 Policy Date, 3) must have been                  Benefits available under this policy are
 unemployed for at least 60 consecutive          not less than those required by any
 days at the time of withdrawal and 4)           statute of the state in which the policy
 must have a minimum Cash Value at the           is delivered.
 time of withdrawal of $5000. Proof of
 unemployment will consist of providing
 us with a determination

PB1038

                         SECTION 6 - SEPARATE ACCOUNT

SEPARATE ACCOUNT
                                                    We will determine the fair market value
We have established and will maintain a             of the assets of the Separate Account in
Separate Account, under the laws of the             accordance with a method of valuation
state of Iowa Any realized or unrealized            which we establish in good faith.
income, net gains and losses from the               Valuation Period means the period of
assets of the Separate Account are                  time from one determination of the value
credited to or charged against it                   of each Subaccount to the next Such
without regard to our other income,                 determinations are made when the value
gains or losses. Assets are put in the              of the assets and liabilities of each
Separate Account for this policy, as                Subaccount is calculated. This is
well as for other variable annuity                  generally the close of business on each
policies. Any Separate Account may                  day on which the New York Stock Exchange
invest assets in shares of one or more              is open.
mutual fund portfolios, or in the case
of a managed Separate Account, direct               We also reserve the right to transfer
investments in stocks or other                      assets of the Separate Account, which we
securities as permitted by law. Fund                determine to be associated with the
Shares refer to shares of underlying                class of policies to which this policy
mutual funds or prorate ownership of the            belongs, to another separate account If
assets held in a Subaccount of a managed            this type of transfer is made, the term
Separate Account Fund shares are                    "Separate Account", as used in the
purchased, redeemed and valued on behalf            policy, shall then mean the separate
of the Separate Account.                            account to which the assets were
                                                    transferred.
The Separate Account is divided into
Subaccounts. Each Subaccount invests                We also reserve the right, when
exclusively in shares of one of the                 permitted by law to:
portfolios of an underlying mutual fund.            (a)  deregister the Separate Account
We reserve the right to add or remove                    under the Investment Company Act of
any Subaccount of the Separate Account.                  1940;
                                                    (b)  manage the Separate Account under
The assets of the Separate Account are                   the direction of a committee at any
our property. These assets will equal or                 time;
exceed the reserves and other contract              (c)  restrict or eliminate any voting
liabilities of the Separate Account                      rights of Policy Owners or other
These assets will not be chargeable with                 persons who have voting rights as
liabilities arising out of any other                     to the Separate Account; and
business we conduct We reserve the                  (d)  combine the Separate Account with
right, subject to regulations governing                  one or more other separate
the Separate Account, to transfer assets                 accounts;
of a Subaccount, in excess of the                   (e)  create new Separate Accounts;
reserves and other contract liabilities             (f)  add new Subaccounts to or remove
with respect to that Subaccount, to                      existing Subaccounts from the
another Subaccount or to our General                     Separate Account, or combine
Account.                                                 Subaccounts;
                                                    (g)  add new underlying mutual funds,
                                                         remove existing mutual funds, or
                                                         substitute a new fund for an
                                                         existing fund.

V1078

                      SECTION 6 - SEPARATE ACCOUNT - CONT

The Net Asset Value of a fund share is             accumulation units purchased in a
the per-share value calculated by the              Subaccount will be determined by
mutual fund or, in the case of a managed           dividing the amount allocated to or
Separate Account, by the Company. The              transferred to that Subaccount, by the
Net Asset Value is computed by adding              value of an accumulation unit for that
the value of the Subaccount's                      Subaccount on the premium payment or
investments, cash and other assets,                transfer date.
subtracting its liabilities, and then
dividing by the number of shares                   The number of accumulation units
outstanding. Net Asset Values of fund              withdrawn or transferred from the
shares reflect investment advisory fees            Subaccounts will be determined by
and other expenses incurred in managing            dividing the amount withdrawn or
a mutual fund or a managed Separate                transferred by the value of an
Account.                                           accumulation unit for that Subaccount on
                                                   the withdrawal or transfer date.
CHANGE IN INVESTMENT OBJECTIVE OR POLICY
OF A MUTUAL FUND                                   The value of an accumulation unit on any
                                                   business day is determined by
If required by law or regulation, an               multiplying the value of that unit at
investment policy of the Separate                  the end of the immediately preceding
Account will only be changed if approved           valuation period by the net investment
by the appropriate insurance official of           factor for the valuation period.
the state of lowa or deemed approved in
accordance with such law or regulation.            The net investment factor used to
If so required, the process for                    calculate the value of an accumulation
obtaining such approval is filed with              unit in each Subaccount for the
the insurance official of the state or             Valuation Period is determined by
district in which this policy is                   dividing (a) by (b) and subtracting (c)
delivered.                                         from the result, where:

CHARGES AND DEDUCTIONS                             (a) is the result of:
                                                       (1) the net asset value of a fund
The Mortality and Expense Risk Fee and                     share held in that Subaccount
the Administrative Charge are each                         determined as of the end of the
deducted both before and after the                         current valuation period; plus
Annuity Commencement Date to compensate                (2) the per share amount of any
for changes in mortality and expenses                      dividend or capital gain
not anticipated by the mortality and                       distributions made by the fund
administration charges guaranteed in the                   for shares held in that
policy.                                                    Subaccount if the ax-dividend
                                                           date occurs during the valuation
The Service Charge is deducted prior to                    period; plus or minus
the Annuity Commencement Date only.                    (3) a per share credit or charge for
                                                           any taxes reserved for, which we
If the Mortality and Expense Risk Fee is                   determine to have resulted from
more than sufficient, the Company will                     the investment operations of
retain the balance as profit or reduce                     that Subaccount.
this fee in the future.                            (b) is the net asset value of a fund
                                                       share held in that Subaccount
ACCUMULATION UNITS                                     determined as of the end of the
                                                       immediately preceding valuation
The Policy Value in the Separate Account               period.
before the Annuity Commencement Date is            (c) is a factor representing the
represented by accumulation units. The                 Mortality and Expense Risk Fee and
dollar value of accumulation units for                 Administrative Charge before the
each Subaccount will change from day to                Annuity Commencement Date. This
day reflecting the investment experience               factor is less than or equal to, on
of the Subaccount.                                     an annual basis, the percentage
                                                       shown on page 3 of the daily net
Premium payments and Premium                           asset value of a fund share held in
Enhancements allocated to and any                      that Subaccount.
amounts transferred to the Subaccounts
will be applied to provide accumulation            Since the net investment factor may be
units in those Subaccounts. The number             greater or less than one, the
of                                                 accumulation unit value may increase or
                                                   decrease.

VB1078

                           SECTION 7 - FIXED ACCOUNT

FIXED ACCOUNT                                   We reserve the right for new premium
                                                payments, transfers, or rollovers to
Premium payments and Premium                    offer or not to offer any GPO, except
Enhancements applied to and any amounts         that we will always offer at least a one
transferred to the Fixed Account will           year GPO.
reflect a fixed interest rate. The
interest rates we set will be credited          For purposes of crediting interest when
for increments of at least one year             funds are withdrawn from or transferred
measured from each premium payment or           into a GPO, the amount of the oldest
transfer date. These rates will never be        premium payment or rollover into that
less than an effective annual interest          GPO is considered to be withdrawn first
rate of 3%.                                     If the amount withdrawn exceeds this
                                                amount, the next oldest premium payment
GUARANTEED PERIODS                              or rollover is considered to be
                                                withdrawn next, and so on until the most
We may offer optional Guaranteed Period         recent premium payment or rollover is
Options, into which premium payments may        considered to be withdrawn (this is a
be paid or amounts transferred The              "First-In, First-Out" or FIFO
current interest rate we set for funds          procedure). Premium payment(s) or
entering each Guaranteed Period Option          rollover(s) are deemed to be withdrawn
(GPO) is guaranteed until the end of            first, then credited interest.
that option's Guaranteed Period. At that
time, the premium payment made or amount        Partial withdrawals, Surrenders,
transferred into the GPO, less any              transfers, and amounts applied to a
withdrawals or transfers from that GPO,         Payment Option from the Guarantee Period
plus Premium Enhancement, plus accrued          Option(s) are subject to an Excess
interest, will be rolled into a new GPO         Interest Adjustment as described in
or may be transferred to any                    Section 5.
Subaccount(s) within the Separate
Account(s).                                     DOLLAR COST AVERAGING FIXED ACCOUNT
                                                OPTION
You may choose the Investment Option(s)
You want the funds roiled into by giving        We may offer a Dollar Cost Averaging
us a written notice within 30 days              (DCA) Fixed Account Option separate from
before the end of the expiring option's         the Guaranteed Period Options. This
Guaranteed Period. However, any                 option will have a one year interest
Guaranteed Period elected may not extend        rate guarantee. The current interest
beyond the maximum Annuity Commencement         rate we set for the DCA Fixed Account
Date defined in Section 11. In the              may differ from the rates credited on
absence of such election, the funds will        the one year GPO in the Fixed Account In
be rolled into a new GPO which is the           addition, the current interest rate we
same as the expiring GPO unless that GPO        credit may vary on different portions of
is no longer offered, in which case, the        the DCA Fixed Account The credited
next shorter GPO offered will be used           interest rate will never be less than
You will be mailed a notice of                  the minimum effective annual interest
completion of the rollover with the new         rate of 3%. The DCA Fixed Account Option
interest rate applicable. The new GPO           will only be available under a Dollar
will be deemed as accepted if we do not         Cost Averaging program as described in
receive a written rejection within 30           Section 8.
days from the postmark date of the
completion notice.

                             SECTION 8 - TRANSFERS

A. TRANSFERS BEFORE THE ANNUITY                 Policy Value transfers at the end of a
   COMMENCEMENT DATE                            Guaranteed Period.

Prior to the Annuity Commencement Date,         Transfers of interest credited in the
you may transfer the value of the               GPOs to other Investment Options are
accumulation units from one Investment          allowed on a "First-In, First-Out"
Option to another. You must sign a              basis. Such transfers may be made
notice to transfer which gives us the           monthly, quarterly, semi-annually, or
facts that we need.                             annually. Each such transfer must be at
                                                least $50. and will not be subject to an
Transfers of Policy Value from the              Excess Interest Adjustment.
Guaranteed Period Options (GPO) of the
Fixed Account prior to the end of that          Transfers of Policy Value from the
GPO are subject to an Excess Interest           Separate Account are subject to a
Adjustment. If the Excess Interest              minimum of $500, or the entire
Adjustment at the time of such Policy           Subaccount Policy Value, if less.
Value transfer is a negative adjustment,        However, if the remaining Subaccount
then the maximum Policy Value transfer          Policy Value is less than $500, we
is 25% of that GPO's Policy Value, less         reserve the right to include that amount
Policy Values previously transferred out        as part of the transfer.
of that GPO during the current Policy
Year. If the Excess Interest Adjustment         You may choose which GPO to transfer to
at the time of such Policy Value                or from, however, any GPO elected may
transfer is a positive adjustment, no           not extend beyond the maximum Annuity
maximum will apply to such Policy Values        Commencement Date defined in Section 11.
transferred from the GPO. No Excess
Interest Adjustment will apply to

L916

                         SECTION 8 - TRANSFERS - CONT

No transfers will be allowed out of the         result in higher Policy Values or will
Dollar Cost Averaging Fixed Account             otherwise be successful.
Option except through the Dollar Cost
Averaging Option.                               The Dollar Cost Averaging may be
                                                discontinued after satisfying the
We reserve the right to limit transfers         minimum number of required transfers by
to no more than 12 in any one                   sending written notice to us. While
Certificate Year. Any transfers in              Dollar Cost Averaging is in effect,
excess of 12 per Certificate Year may be        Asset Rebalancing is not available.
charged a $10 per transfer fee.
Transfers among multiple Investment             ASSET REBALANCING
Options will be treated as one transfer
in determining the number of transfers          Prior to the Annuity Commencement Date,
that have occurred. We also reserve the         you may instruct us to automatically
right to prohibit transfers to the Fixed        transfer amounts among the Subaccounts
Account if we are crediting an effective        of the Separate Account on a regular
annual interest rate of 3%.                     basis to maintain a desired allocation
                                                of the Policy Value among the various
DOLLAR COST AVERAGING OPTION                    Subaccounts offered. Rebalancing will
                                                occur on a monthly, quarterly, semi-
Prior to the Annuity Commencement Date,         annual or annual basis, beginning on a
you may instruct us to automatically            date selected. You must select the
transfer a specified amount from the            percentage of the Policy Value desired
Money Market Subaccount, the Dollar Cost        in each of the various Subaccounts
Averaging (DCA) Fixed Account Option, or        offered (totaling 100%). Any amounts in
the U.S. Government Securities                  the Fixed Account are ignored for the
Subaccount to any other Subaccount(s) of        purposes of asset rebalancing.
the Separate Account The automatic              Rebalancing can be started, stopped or
transfers can occur monthly or                  changed at any time. Asset Rebalancing
quarterly. If the Dollar Cost Averaging         is not available while Dollar Cost
request is received prior to the 28th           Averaging is in effect Rebalancing will
day of any month, the first transfer            cease as soon as we receive a request
will occur on the 28th day of that              for any other transfer.
month. If the Dollar Cost Averaging
request is received on or after the 28th        B. TRANSFERS AFTER THE ANNUITY
day of any month, the first transfer               COMMENCEMENT DATE
will occur on the 28th day of the
following month.                                After the Annuity Commencement Date, you
                                                may transfer the value of the variable
Prior to the Annuity Commencement Date,         annuity units from one Subaccount to
no transfers, (except through Dollar            another within the Separate Account or
Cost Averaging) will be allowed from a          to the Fixed Account. If you want to
DCA Fixed Account Transfers will                transfer the value of the variable
continue until the elected Subaccount or        annuity units, you must tell us in a
DCA Fixed Account value is depleted. The        signed notice which gives us the facts
amount transferred each time must be at         that we need. We reserve the right to
least $500. All transfers from the DCA          limit transfers between the Subaccounts
account will be the same amount as the          or to the Fixed Accounts to once per
initial transfer. Changes to the amount         Policy Year.
transferred will only be allowed when
additional premium is allocated or a new        The minimum amount which may be
amount is transferred into the DCA              transferred is the lesser of $10 monthly
Account Changes to the Subaccounts to           income or the entire monthly income of
which these transfers are allocated are         the variable annuity units in the
not restricted. Transfers must be               Subaccount from which the transfer is
scheduled for at least 6 but not more           being made. If the monthly income of the
than 24 months or for at least 4 but not        remaining units in a Subaccount is less
more than 8 quarters each time the              than $ 10, we have the right to include
Dollar Cost Averaging program is started        the value of those variable annuity
or restarted following termination of           units as part of the transfer.
the program for any reason.
                                                After the Annuity Commencement Date, no
Dollar Cost Averaging results in the            transfers may be made from the Fixed
purchase of more accumulation units when        Account to any other Investment Options.
the value of the accumulation unit is
low, and fewer accumulation units when
the value of the accumulation unit is
high. However, there is no guarantee
that the Dollar Cost Averaging program
will

LB916

                          SECTION 9 - DEATH PROCEEDS

A. DEATH PROCEEDS PRIOR TO ANNUITY                   Adjustment Factor. The Adjustment Factor
   COMMENCEMENT DATE                                 is equal to the amount of the death
                                                     proceeds prior to the Partial Withdrawal
The amount of death proceeds will be the             divided by the Policy Value prior to the
greatest of (a), (b) or (c) where:                   Partial Withdrawal.
(a) is the Policy Value on the date we
    receive due proof of death and an                C. DEATH PRIOR TO ANNUITY COMMENCEMENT
    election of a method of settlement;                 DATE
(b) is the Cash Value on the date we
    receive due proof of death and an                Death proceeds are payable contingent
    election of a method of settlement,              upon the relationships between the
    and;                                             owner, annuitant, successor owner and
(c) is the Guaranteed Minimum Death                  beneficiary as outlined below. The
    Benefit (GMDB), plus any additional              policy must be surrendered upon
    premium payments received, less any              settlement or on proof of death.
    Gross Partial Withdrawals from the
    date of death to the date of payment             I. Annuitant and owner are the same.
    of death proceeds.
                                                        When we have due proof that the owner
If you have not selected a payment                      died before the Annuity Commencement
option by the date of death, the                        Date, we will provide the death
beneficiary may make such election                      proceeds to the beneficiary.
within one year of the date we receive
due proof of the Owner's or Annuitant's                 a) Beneficiary is the deceased
death as described in C. below. The                        owner's surviving spouse. The
beneficiary may elect to receive the                       beneficiary may elect to continue
death proceeds as a lump sum payment or                    this policy as owner and annuitant
may use the death proceeds to provide                      rather than receiving the death
any of the annuity payment options                         proceeds. If the policy is
described in Section 10. Interest on                       continued, an amount equal to the
death proceeds will be paid as required                    excess, if any, of the Guaranteed
by law.                                                    Minimum Death Benefit over the
                                                           Policy Value will then be added to
B. GUARANTEED MINIMUM DEATH BENEFIT                        the Policy Value. This amount will
                                                           be added only once, at the time of
The Guaranteed Minimum Death Benefit                       such election. If the policy is
(GMDB) is the annual Step-Up Death                         continued, all future Surrender
Benefit. The amount of the death benefit                   Charges will be waived.
is equal to the largest Policy Value on
the Policy Date or on any Policy                           If this beneficiary elects to have
Anniversary prior to the earlier of the                    the death proceeds paid, the death
date of death or the Owner's 76th                          proceeds must be distributed:
birthday, plus any Premium Payments made
since then, minus any Adjusted Partial                     (1)  by the end of 5 years after
Withdrawals made since then.                                    the date of the deceased
                                                                owner's death, or
If the Owner is a nonnatural person, or                    (2)  payments must begin no later
if the Owner has elected to have the death                      than one year after the
proceeds paid upon the death of the                             deceased owner's death and
Annuitant, the GMDB will be based upon                          must be made for a period
the Annuitant's age.                                            certain or for this
                                                                beneficiary's lifetime, so
If the Owner is a nonnatural person, or                         long as any period certain
if the Owner has elected to have the                            does not exceed this
death proceeds paid upon the death of                           beneficiary's life
the Annuitant, the Guaranteed Minimum                           expectancy.
Death Benefit will be based upon the                    b) Beneficiary is not the deceased
Annuitant's age.                                           owner's surviving spouse. The
                                                           death proceeds must be distributed
A Partial Withdrawal taken as provided                     as provided in l.a)(1) or l.a)(2)
in Section 5 will reduce the Guaranteed                    above.
Minimum Death Benefit by an amount                      c) Death proceeds which are not paid
referred to as the "Adjusted Partial                       to or for the benefit of a natural
Withdrawal". The Adjusted Partial                          person must be distributed by the
Withdrawal may be a different amount                       end of 5 years after the date of
than the Gross Partial Withdrawal                          the deceased owner's death.
described in Section 5. The Adjusted
Partial Withdrawal is the total amount
deducted from the GMDB as a result of a
Partial Withdrawal as used in the GMDB
provision. It is equal to the Gross
Partial Withdrawal described in Section
5, multiplied by an

D322

                       SECTION 9 - DEATH PROCEEDS - CONT

II.  Annuitant and owner are different                     waived If the successor owner
     and the annuitant dies.                               elects to receive the Adjusted
                                                           Policy Value, the Adjusted
     When we have due proof that the                       Policy Value must be
     annuitant died prior to the Annuity                   distributed:
     Commencement Date, the owner will
     become the new annuitant and no                       (1) by the end of 5 years after
     death proceeds are payable. If the                        the date of the deceased
     owner is also the deceased                                owner's death, or
     annuitant's surviving spouse, an                      (2) payments must begin no later
     amount equal to the excess, if any,                       than one year after the
     of the Guaranteed Minimum Death                           deceased owner's death and
     Benefit over the Policy Value will                        must be made for a period
     then be added to the Policy Value.                        certain or for the successor
     This amount will be added only once                       owner's lifetime, so long as
     Furthermore, all future surrender                         any period certain does not
     charges will be waived.                                   exceed the successor owner's
                                                               life expectancy.
     However, in lieu of becoming the new               b) Successor owner is not the
     Annuitant, the owner may elect to                     deceased owner's surviving
     have the death proceeds distributed                   spouse. The Adjusted Policy
     to the beneficiary on the death of                    Value must be distributed as
     the Annuitant. This election must be                  provided in III.a)(1) or
     in writing and must be received by                    III.a)(2) above.
     us prior to the Annuitant's death.                 c) Successor owner is not a natural
     In such case, when we have due proof                  person. The Adjusted Policy
     that the annuitant died prior to the                  Value must be distributed as
     Annuity Commencement Date, we will                    provided in III.a)(1) above.
     provide the death proceeds to the                  d) No successor owner survives the
     beneficiary.                                          deceased owner. The deceased
                                                           owner's estate will become the
     a) If the owner has elected to have                   new owner (or the estate may
        the death proceeds paid as a lump                  name a new owner). The executor
        sum, the beneficiary must, within                  or Administrator must be named
        60 days of our receipt of due                      in a form acceptable to us. The
        proof of the annuitant's death,                    Adjusted Policy Value must be
        either:                                            distributed by the end of 5
        1) receive the lump sum proceeds; or               years after the date of the
        2) elect to receive annuity                        deceased owner's death.
           payments. Such payments must
           begin within one year of our            IV.  More than one Owner.
           receipt of due proof of the
           annuitant's death and must be                If there is more than one owner,
           made for a period certain or                 then the death of any owner will be
           for this beneficiary's                       treated the same as the death of
           lifetime, so long as any                     the owner.
           period certain does not exceed
           this beneficiary's life                 D.     DEATH ON OR AFTER THE ANNUITY
           expectancy.                                    COMMENCEMENT DATE
     b) Death proceeds which are not paid
        to or for the benefit of a                 The death proceeds on or after the
        natural person must be                     Annuity Commencement Date depend on the
        distributed by the end of 5 years          payment option selected. If any owner
        after the date of the annuitant's          dies on or after the Annuity
        death.                                     Commencement Date, but before the entire
                                                   interest in the policy is distributed,
III. Annuitant and owner are different             the remaining portion of such interest
     and the owner dies.                           in the policy will be distributed to the
                                                   beneficiary at least as rapidly as under
     If the owner dies prior to the                the method of distribution being used as
     Annuity Commencement Date and                 of the date of that owner's death.
     before the entire interest in the
     policy is distributed, the                    E.     AN OWNER IS NOT AN INDIVIDUAL
     successor owner will become the new
     owner. The remaining portion of any           In the case of a non tax-qualified
     interest in the policy must be                annuity, if any owner or beneficial
     distributed to the extent provided            owner, is not an individual, then for
     below in III.a), III.b), III.c), or           purposes of the federal income tax
     III.d).                                       mandatory distribution provisions in
                                                   subsection C or D above, (1) the primary
     a) Successor owner is the deceased            annuitant will be treated as the owner
        owner's surviving spouse. The              of the policy, and (2) if there is any
        successor owner may elect to               change in the primary annuitant, such a
        continue this policy rather than           change will be treated as the death of
        receive the Adjusted Policy                the owner.
        Value. If the policy is
        continued, all future Surrender
        Charges will be

DB322

                         SECTION 10 - ANNUITY PAYMENTS

A. GENERAL PAYMENT PROVISIONS              Payee

Payment                                    Unless you specify otherwise, the
                                           payee shall be the annuitant, or the
If this policy is in force on the          beneficiary as defined in the
Annuity Commencement Date, we will use     Beneficiary provision.
the Fixed Account portion and/or the
Separate Account portion of the Adjusted   Proof of Age
Policy Value to make annuity payments to
the Payee under Option 3 and/or 3-V,       We may require proof of the age of
respectively, with 10 years certain, or    any person who has an annuity
if elected, under one or more of the       purchased under Options 3, 3-V, 5 and
other options described in this section.   5-V of this section before we make
However, the option(s) elected must        the first payment.
provide for lifetime income or income
for a period of at least 60 months. You    Minimum Proceeds
will become the annuitant at the Annuity
Commencement Date. Payments will be made   If the proceeds are less than $2,000,
at 1, 3, 6 or 12 month intervals. We       we reserve the right to pay them out
reserve the right to change the            as a lump sum instead of applying
frequency of payments to avoid making      them to a payment option.
payments of less than $50.00.
                                           Premium Tax
Before the Annuity Commencement Date, if
the death proceeds become payable or if    We may be required by law to pay
you surrender this policy, we will pay     premium tax on the amount applied to
any proceeds in one sum, or if elected,    a payment option. If so, we will
all or part of these proceeds may be       deduct the premium tax before
placed under one or more of the options    applying the proceeds.
described in this section. If we agree,
the proceeds may be placed under some      Supplementary Contract
other method of payment instead.
                                           Once proceeds become payable and a
Adjusted Age                               payment option has been selected,
                                           this policy will terminate and we
Payments under Options 3 and 5 and the     will issue a supplementary contract
first payment under Options 3-V and 5-V    to reflect the terms of the selected
are determined based on the adjusted age   option. The contract will name the
of the annuitant The adjusted age is the   payees and will describe the payment
annuitant's actual age on the              schedule.
annuitant's nearest birthday, at the
Annuity Commencement Date, adjusted as     B. FIXED ACCOUNT PAYMENTS
follows:
                                           Guaranteed Payment Options
     Annuity
Commencement Date       Adjusted Age       The fixed account payment is
-------------------  ------------------    determined by multiplying each $1,000
   Before 2001       Actual Age            of policy proceeds allocated to a
   2001 - 2010       Actual Age minus 1    fixed payment option by the amounts
   2011 - 2020       Actual Age minus 2    shown on page 16 for the option you
   2021 - 2030       Actual Age minus 3    select Options 1, 2 and 4 are based
   2031 - 2040       Actual Age minus 4    on a guaranteed interest rate of 3%.
   After 2040        Actual Age minus 5
                                           Options 3 and 5 are based on a
Election of Optional Method of Payment     guaranteed interest rate of 3%, and
                                           the "1983 Table a" (male, female, and
Before the Annuity Commencement Date you   unisex if required by law) mortality
can elect or change a payment option.      table improved to the year 2000 with
You may elect, in a notice you sign        projection scale G. (The "1983 Table
which gives us the facts that we need,     a" mortality rates are adjusted based
annuity payments that may be either        on improvements in mortality since
variable, fixed, or a combination of       1983 to more appropriately reflect
both If you elect a combination, you       increased longevity. This is
must also tell us what part of the         accomplished using a set of
policy proceeds on the Annuity             improvement factors referred to as
Commencement Date are to be applied to     projection scale G.)
provide each type of payment (You must
also specify which Subaccounts). The       Option 1 - Interest Payments
amount of a combined payment will be the
sum of the variable and fixed payments.    We will pay the interest on the
Payments under a variable payment option   amount we use to provide annuity
will reflect the investment performance    payments in equal payments or this
of the selected Subaccount of the          amount may be left to accumulate for
Separate Account.                          a period of time we and the
                                           Certificate Owner agree to. We and
                                           the Certificate Owner will agree on
                                           withdrawal rights when you elect this
                                           option. The interest rate we declare
                                           for this option may be different that
                                           the interest rate(s) credited prior
                                           to the Annuity Commencement Date.

                                           Option 2 - Income for a Specified
                                           Period

                                           We will make level payments only for
                                           the fixed period you choose. In the
                                           event of the death of the person
                                           receiving payments prior to the end
                                           of the fixed period elected, payment
                                           will be continued to that person's
                                           beneficiary or their present value
                                           may be paid in a single sum. No funds
                                           will remain at the end.

S977

                     SECTION 10 - ANNUITY PAYMENTS - CONT

Option 3 - Life Income - You may                 capital gain distributions
choose between:                                  made by the fund for shares
                                                 held in that Subaccount if
1. No Period Certain - We will make              the ax-dividend date occurs
   level payments only during the                during the Valuation
   Annuitant's lifetime.                         Period; plus or minus

2. 10 Years Certain - We will make           (3) a per share credit or
   level payments for the longer of              charge for any taxes
   the Annuitant's lifetime or ten               reserved for, which we
   years.                                        determine to have resulted
                                                 from the investment
3. Guaranteed Return of Policy                   operations of the
   Proceeds - We will make level                 Subaccount.
   payments for the longer of the
   Annuitant's lifetime or until         (b) is the net asset value of a
   the total dollar amount of                fund share held in that
   payments we made to you equals            Subaccount determined as of the
   the amount applied to this                end of the immediately
   option.                                   preceding Valuation Period.

Option 4 - Income of a Specified         (c) is a factor representing the
Amount                                       Mortality and Expense Risk Fee
                                             and Administrative Charge. This
Payments are made for any specified          factor is less than or equal
amount until the amount applied to           to, on an annual basis, the
this option, with interest, are              percentage shown on page 3 of
exhausted. This will be a series of          the daily net asset value of a
level payments followed by a                 fund share held in the Separate
smaller final payment In the event           Account for that Subaccount.
of the death of the person
receiving payments prior to the          Determination of the First Variable
time proceeds with interest are          Payment
exhausted, payments will be
continued to that person's               The amount of the first variable
beneficiary or their present value       payment is determined by
may be paid in a single sum.             multiplying each $ 1,000 of policy
                                         proceeds allocated to a variable
Option 5 - Joint and Survivor            payment option by the amounts shown
Annuity                                  on page 17 for the variable option
                                         you select The tables are based on
Payments are made during the joint       a 5% effective annual Assumed
lifetime of the Payee and a joint        Investment Return and the "1983
Payee of your selection. Payments        Table a" (male, female, and unisex
will be made as long as either           if required by law) mortality table
person is living.                        improved to the year 2000 with
                                         projection scale G. (The "1983
Current Payment Options                  Table a" mortality rates are
                                         adjusted based on improvements in
The amounts shown in the tables on       mortality since 1983 to more
page 12 are the guaranteed amounts.      appropriately reflect increased
Current amounts offered to               longevity. This is accomplished
individuals of the same class may        using a set of improvement factors
be obtained from us.                     referred to as projection scale G.)

C. VARIABLE ACCOUNT PAYMENT OPTIONS      Option 3-V - Life Income

Variable Annuity Units                   An election may be made between:

The policy proceeds you tell us to       1.  "No Period Certain" - Payments
apply to a variable payment option           will be made during the
will be used to purchase variable            lifetime of the Annuitant.
annuity units in your chosen
Subaccounts. The dollar value of         2.  "10 Years Certain" - Payments
variable annuity units in your               will be made for the longer of
chosen Subaccounts will increase or          the Annuitant's lifetime or ten
decrease reflecting the investment           years. In the event of the
experience of your chosen                    death of the person receiving
Subaccounts. The value of a                  payments prior to the end of
variable annuity unit in a                   the period for which the
particular Subaccount on any                 election was made, payments
business day is equal to (a)                 will be continued to that
multiplied by (b) multiplied by              person's beneficiary or their
(c), where:                                  present value may be paid in a
                                             single sum.
(a) is the variable annuity unit
    value for that Subaccount on         Option 5-V - Joint and Survivor
    the immediately preceding            Annuity
    business day;
(b) is the net investment factor         Payments are made as long as either
    for that Subaccount for the          the annuitant or the joint
    Valuation Period; and                annuitant is living.
(c) is the Assumed Investment
    Return adjustment factor for         Determination of Subsequent
    the Valuation Period.                Variable Payments

The Assumed Investment Return            The amount of each variable annuity
adjustment factor for the valuation      payment after the first will
period is the product of discount        increase or decrease according to
factors of .99986634 per day to          the value of the variable annuity
recognize the 5.0% effective annual      units which reflect the investment
Assumed Investment Return.               experience of the selected.
                                         Subaccounts. Each variable annuity
The net investment factor used to        payment after the first will be
calculate the value of a variable        equal to the number of variable
annuity unit in each Subaccount for      annuity units in the selected
the Valuation Period is determined       Subaccounts multiplied by the
by dividing (a) by (b) and               variable annuity unit value on the
subtracting (c) from the result,         date the payment is made. The
where:                                   number of variable annuity units in
                                         each selected Subaccount is
(a) is the net result of:                determined by dividing the first
                                         variable annuity payment allocated
    (1) the net asset value of a         to the Subaccount by the variable
        fund share held in that          annuity unit value of that
        Subaccount determined as of      Subaccount on the Annuity
        the end of the current           Commencement Date.
        valuation period; plus

    (2) the per share amount of any
        dividend or

SB977

                   GUARANTEED FIXED ACCOUNT PAYMENT OPTIONS

The amounts shown in these tables are the guaranteed amounts for each $1,000 of the proceeds. Higher current amounts may be available at the time of settlement.

---------------------------------------------------------------------------------------------------------------------------
    Option 2, Table I                  Option 3, Table II         Option 3, Table III        Option 3, Table IV
-------------------------        ------------------------------------------------------------------------------------------
   Number      Amount of             Monthly Installment for    Monthly Installment for     Monthly Installment for Life
  of Years      Monthly                       Life                       Life                   Guaranteed Return of
  Payable     Installment               No Period Certain          10 Years Certain                     Proceeds
                           ------------------------------------------------------------------------------------------------

                            Age*     Male    Female   Unisex    Male   Female    Unisex    Male   Female    Unisex
---------------------------------------------------------------------------------------------------------------------------
                             50      $3.87   $3.55    $3.71    $3.84   $3.54     $3.70    $3.73   $3.49     $3.61
                             51       3.93    3.60     3.77     3.90    3.59      3.75     3.79    3.53      3.66
                             52       4.00    3.65     3.83     3.97    3.64      3.81     3.84    3.58      3.71
                             53       4.07    3.71     3.90     4.04    3.70      3.87     3.90    3.63      3.76
     5          $17.91       54       4.15    3.77     3.97     4.11    3.75      3.94     3.96    3.68      3.82
     6           15.14       55       4.23    3.83     4.04     4.19    3.82      4.01     4.03    3.73      3.88
     7           13.16       56       4.32    3.90     4.11     4.27    3.88      4.08     4.10    3.79      3.94
     8           11.68       57       4.41    3.97     4.19     4.35    3.95      4.15     4.17    3.85      4.00
     9           10.53       58       4.50    4.05     4.28     4.44    4.02      4.24     4.24    3.91      4.07
     10           9.61       59       4.61    4.13     4.37     4.53    4.10      4.32     4.32    3.97      4.14
     11           8.86       60       4.72    4.21     4.47     4.63    4.18      4.41     4.40    4.04      4.22
     12           8.24       61       4.84    4.30     4.57     4.74    4.26      4.51     4.49    4.12      4.30
     13           7.71       62       4.96    4.40     4.68     4.85    4.35      4.61     4.58    4.19      4.38
     14           7.26       63       5.10    4.50     4.80     4.97    4.45      4.71     4.68    4.28      4.47
     15           6.87       64       5.24    4.61     4.93     5.09    4.55      4.83     4.78    4.36      4.56
     16           6.53       65       5.40    4.73     5.06     5.22    4.66      4.95     4.88    4.45      4.66
     17           6.23       66       5.56    4.85     5.21     5.36    4.77      5.07     4.99    4.55      4.76
     18           5.96       67       5.74    4.99     5.36     5.50    4.89      5.20     5.11    4.65      4.87
     19           5.73       68       5.93    5.13     5.53     5.65    5.02      5.34     5.24    4.76      4.98
     20           5.51       69       6.13    5.29     5.71     5.80    5.15      5.49     5.37    4.87      5.10
                             70       6.34    5.45     5.90     5.96    5.30      5.64     5.51    4.99      5.23

-------------------------------------------------------------------------------------------------------------------
                                                 Option 5, Table V
-------------------------------------------------------------------------------------------------------------------
                                  Monthly Installment For Joint and Full Survivor
-------------------------------------------------------------------------------------------------------------------
         Age of                                            Age of Female Annuitant*
          Male
                         ------------------------------------------------------------------------------------------
       Annuitant*            15 Years         12 Years      9 Years    6 Years      3 Years              3 Years
                             Less Than        Less Than    Less Than  Less Than    Less Than   Same As  More Than
                               Male             Male          Male      Male         Male       Male       Male
-------------------------------------------------------------------------------------------------------------------
           50                  $2.99            $3.05       $3.11       $3.18        $3.25      $3.32     $3.39
           55                   3.11             3.19        3.27        3.35         3.44       3.53      3.63
           60                   3.27             3.37        3.47        3.58         3.70       3.82      3.95
           65                   3.47             3.60        3.74        3.89         4.05       4.22      4.39
           70                   3.74             3.91        4.10        4.31         4.53       4.77      5.02

-------------------------------------------------------------------------------------------------------------------
                              Monthly Installment For Unisex Joint and Full Survivor
-------------------------------------------------------------------------------------------------------------------
         Age of                                            Age of Joint Annuitant*
          First
                         ------------------------------------------------------------------------------------------
       Annuitant*            15 Years         12 Years      9 Years    6 Years      3 Years              3 Years
                             Less Than        Less Than    Less Than  Less Than    Less Than   Same As  More Than
                               First            First        First      First        First      First     First
-------------------------------------------------------------------------------------------------------------------
           50                  $3.04            $3.09        $3.15      $3.21        $3.27      $3.33     $3.39
           55                   3.17             3.24         3.32       3.40         3.48       3.56      3.63
           60                   3.34             3.44         3.54       3.64         3.75       3.85      3.95
           65                   3.57             3.70         3.83       3.97         4.11       4.26      4.39
           70                   3.87             4.04         4.22       4.42         4.62       4.82      5.01
-------------------------------------------------------------------------------------------------------------------

   *Adjusted Age as defined in Section 10.A.
--------------------------------------------------------------------------------
   The annual, semi-annual or quarterly installments under Option 2 shall be the monthly installment shown multiplied by 11.84, 5.96 or 2.99 respectively, and for Options 3 and 5 the monthly installment shown multiplied by 11.80, 5.95 or 2.99 respectively.
--------------------------------------------------------------------------------
   Dollar amounts of monthly installments not shown in the above tables will be calculated on the same basis as those shown and may be obtained from the Company.

T831

                           VARIABLE PAYMENT OPTIONS
                      BASED ON ASSUMED INVESTMENT RETURN

The amounts shown in these tables are the initial payment amounts based on a 5.0% Assumed Investment Return for each $1,000 of the proceeds.

------------------------------------------------------------------------------------------------------------------------------------
                                     Option 3 - V, Table II                 Option 3 - V, Table III
---------------           ----------------------------------------------------------------------------------------------------------
                                   Monthly Installment for Life            Monthly Installment for Life
                                        No Period Certain                       10 Years Certain
                --------------------------------------------------------------------------------------------------------------------
                    Age*          Male     Female        Unisex           Male       Female        Unisex
------------------------------------------------------------------------------------------------------------------------------------
                     50           $5.11     $4.81         $4.96           $5.07       $4.79         $4.94
                     51            5.17      4.85          5.02            5.13        4.83          4.99
                     52            5.24      4.90          5.07            5.19        4.88          5.04
                     53            5.31      4.95          5.13            5.25        4.93          5.10
                     54            5.38      5.01          5.20            5.32        4.98          5.16
                     55            5.46      5.06          5.26            5.39        5.04          5.22
                     56            5.54      5.12          5.34            5.47        5.09          5.28
                     57            5.63      5.19          5.41            5.54        5.16          5.36
                     58            5.72      5.26          5.49            5.63        5.22          5.43
                     59            5.82      5.34          5.58            5.72        5.29          5.51
                     60            5.93      5.42          5.68            5.81        5.37          5.60
                     61            6.04      5.50          5.78            5.91        5.44          5.69
                     62            6.17      5.60          5.89            6.02        5.53          5.78
                     63            6.30      5.69          6.00            6.13        5.62          5.88
                     64            6.44      5.80          6.13            6.25        5.71          5.99
                     65            6.60      5.91          6.26            6.37        5.82          6.10
                     66            6.76      6.04          6.40            6.50        5.92          6.22
                     67            6.94      6.17          6.56            6.63        6.04          6.35
                     68            7.13      6.31          6.72            6.77        6.16          6.48
                     69            7.33      6.46          6.90            6.92        6.29          6.62
                     70            7.55      6.63          7.09            7.07        6.43          6.76

------------------------------------------------------------------------------------------------------------------------------------
                                                   Option 5V, Table V
------------------------------------------------------------------------------------------------------------------------------------
                                        Monthly Installment For Joint and Full Survivor
------------------------------------------------------------------------------------------------------------------------------------
         Age of                                            Age of Female Annuitant*
          Male
                         -----------------------------------------------------------------------------------------------------------
       Annuitant*            15 Years         12 Years      9 Years    6 Years      3 Years              3 Years
                             Less Than        Less Than    Less Than  Less Than    Less Than   Same As  More Than
                               Male             Male          Male      Male         Male       Male       Male
------------------------------------------------------------------------------------------------------------------------------------
          50                   $4.32            $4.36        $4.41       $4.46        $4.51      $4.57     $4.62
          55                    4.42             4.47         4.53        4.60         4.67       4.75      4.83
          60                    4.54             4.62         4.70        4.80         4.90       5.01      5.12
          65                    4.71             4.82         4.94        5.07         5.22       5.37      5.53
          70                    4.95             5.10         5.27        5.46         5.67       5.89      6.13

------------------------------------------------------------------------------------------------------------------------------------
                                           Monthly Installment For Unisex Joint and Full Survivor
------------------------------------------------------------------------------------------------------------------------------------
         Age of                                            Age of Joint Annuitant*
          First
                         -----------------------------------------------------------------------------------------------------------
       Annuitant*            15 Years         12 Years      9 Years    6 Years      3 Years              3 Years
                             Less Than        Less Than    Less Than  Less Than    Less Than   Same As  More Than
                               First            First        First      First        First      First     First
------------------------------------------------------------------------------------------------------------------------------------
         50                    $4.40            $4.45        $4.50      $4.55        $4.61       $4.67     $4.72
         55                     4.52             4.59         4.66       4.73         4.81        4.89      4.96
         60                     4.69             4.78         4.87       4.97         5.08        5.19      5.29
         65                     4.91             5.04         5.17       5.31         5.46        5.62      5.77
         70                     5.22             5.40         5.59       5.79         6.02        6.24      6.47
------------------------------------------------------------------------------------------------------------------------------------

  *Adjusted Age as defined in Section 10.A.
--------------------------------------------------------------------------------
  The annual, semi-annual or quarterly installments shall be the monthly installment shown for Options 3-V and 5-V multiplied by 11.70, 5.93 or 2.99 respectively.
--------------------------------------------------------------------------------
  Dollar amounts of monthly installments not shown in the above tables will be calculated on the same basis as those shown and may be obtained from the Company.

TB831

                        SECTION 11 - GENERAL PROVISIONS

THE CONTRACT                            RIGHTS OF OWNER

The entire contract consists of         The owner may, while the annuitant
this policy, endorsements, if any,      is living:
and the application, or information
provided in lieu thereof, signed by     1. Assign this policy.
You.
                                        2. Surrender the policy to us.
MODIFICATION OF POLICY
                                        3. Amend or modify the policy with
No change in this policy is valid          our consent.
unless made in writing by us and
approved by one of our officers. No     4. Receive annuity payments or name
Registered Representative has              a Payee to receive the payments.
authority to change or waive any
provision of Your policy.               5. Exercise, receive and enjoy
                                           every other right and benefit
TAX QUALIFICATION                          contained in the policy.

This policy is intended to qualify      The use of these rights may be
as an annuity contract for federal      subject to the consent of any
income tax purposes. The provisions     assignee or irrevocable
of this policy are to be                beneficiary; and of the spouse in a
interpreted to maintain such            community or marital property
qualification, notwithstanding any      state.
other provisions to the contrary.
To maintain such tax qualification,     Unless we have been notified of a
we reserve the right to amend this      community or marital property
policy to reflect any                   interest in this policy, we will
clarifications that may be needed       rely on our good faith belief that
or are appropriate to maintain such     no such interest exists and will
tax qualification or to conform         assume no responsibility for
this policy to any applicable           inquiry.
changes in the tax qualification
requirements. We will send You a        SUCCESSOR OWNER
copy in the event of any such
amendment If You refuse such an         A successor owner can be named in
amendment it must be by giving us       the application, or information
written notice, and Your refusal        provided in lieu thereof, or in a
may result in adverse tax               notice you sign which gives us the
consequences.                           facts that we need. The successor
                                        owner will become the new owner
NON -PARTICIPATING                      when you die, if you die before the
                                        annuitant. If no successor owner
This policy will not share in our       survives you and you die before the
surplus earnings.                       annuitant, your estate will become
                                        the new owner.
AGE OR SEX CORRECTIONS
                                        CHANGE OF OWNERSHIP
If the age or sex of the annuitant
has been misstated, the benefits        In the case of a non-tax qualified
will be those which the premiums        annuity, you can change the owner
paid would have purchased for the       of this policy, from yourself to a
correct age and sex. If required by     new owner, in a notice you sign
law to ignore differences in the        which gives us the facts that we
sex of the annuitant, the annuity       need. When this change takes
payments will be determined using       effect, all rights of ownership in
the unisex factors in Section 10.       this policy will pass to the new
                                        owner.
Any underpayment made by us will be
paid with the next payment Any          A change of owner or successor
overpayment made by us will be          owner will not be effective until
deducted from future payments. Any      it is recorded in our records.
underpayment or overpayment, will       After it has been so recorded, the
include interest at 5% per year,        change will take effect as of the
from the date of the wrong payment      date you signed the notice.
to the date of the adjustment.          However, if the annuitant dies
                                        before the notice has been so
INCONTESTABILITY                        recorded, it will not be effective
                                        as to those proceeds we have paid
This policy shall be incontestable      before the change was recorded in
from the Policy Date.                   our records. We may require that
                                        the change be endorsed in the
EVIDENCE OF SURVIVAL                    policy. Changing the owner or
                                        naming a new successor owner
We have the right to require            cancels any prior choice of
satisfactory evidence that a person     successor owner, but does not
was alive if a payment is based on      change the beneficiary or the
that person being alive. No payment     annuitant.
will be made until we receive the
evidence.                               A change of ownership may result in
                                        adverse tax consequences.
SETTLEMENT
                                        ANNUITY COMMENCEMENT DATE
Any payment by us under this policy
is payable at our Home Office.          The Annuity Commencement Date is
                                        the date annuity payments begin.
                                        This date may not be later than the
                                        last day of the policy month
                                        starting after the Annuitant
                                        attains age 85, except as expressly
                                        allowed by us, but in no event
                                        later than the last day of the
                                        policy month following the month in
                                        which the Annuitant attains age 95.
                                        You may change the Annuity
                                        Commencement Date at any time
                                        before the Annuity Commencement
                                        Date by giving us 30 days' written
                                        notice.

H745

                    SECTION 11 - GENERAL PROVISIONS - CONT

ASSIGNMENT                             become payable. If there is more
                                       than one beneficiary and you failed
(a)  In the case of a non tax-         to specify their interest, they
     qualified annuity, this policy    will share equally. Payment will be
     may be assigned. The              made to the named contingent
     assignment must be in writing     beneficiary(ies) only if ail
     and filed with us.                primary beneficiaries have died
                                       before the death proceeds become
(b)  We assume no responsibility       payable. If any primary beneficiary
     for the validity of any           is alive at the time the death
     assignment Any claim made         proceeds become payable, but dies
     under an assignment shall be      before receiving their payment,
     subject to proof of interest      their share will be paid to their
     and the extent of the             estate.
     assignment.
                                       In cases where the annuitant dies
(c)  This policy may be applied for    and the owner (who is not the
     and issued to qualify as a tax-   annuitant) elected to receive the
     qualified annuity under           death benefit in accordance with
     certain sections of the           Section 9, if the annuitant's
     Internal Revenue Code.            estate has been named as
     Ownership of this policy then     beneficiary, then payment will be
     is restricted so that it will     made to the owner.
     comply with provisions of the
     Internal Revenue Code.            PROTECTION OF PROCEEDS

Assignment of this policy may          Unless you so direct by filing
result in adverse tax consequences.    written notice with us, no
                                       beneficiary may assign any payments
BENEFICIARY                            under this policy before the same
                                       are due. To the extent permitted by
Death proceeds, when payable in        law, no payments under this policy
accordance with Section 9, are         will be subject to the claims of
payable to the designated              creditors of any beneficiary.
beneficiary or beneficiaries. Such
beneficiary(ies) must be named in      DEFERMENT
the application, or information
provided in lieu thereof, and may      We will pay any Partial Withdrawals
be changed without consent (unless     or Surrender proceeds from the
irrevocably designated or required     Separate Account within 7 days
by law) by notifying us in writing     after we receive all requirements
on a form acceptable to us. The        that we need. However, it may
change will take effect upon the       happen that the New York Stock
date you sign it, whether or not       Exchange is closed for trading
you are living when we receive it.     (other than the usual weekend or
The notice must have been              holiday closings), or the
postmarked (or show other evidence     Securities and Exchange Commission
of delivery that is acceptable to      restricts trading or determines
us) on or before the date of death     that an emergency exists. If so, it
Your most recent change of             may not be practical for us to
beneficiary notice will replace any    determine the investment experience
prior beneficiary designations. No     of the Separate Account In that
change will apply to any payment we    case, we may defer transfers among
made before the written notice was     the Subaccounts and to the Fixed
received. If an irrevocable            Account, and determination or
beneficiary dies, you may designate    payment of Partial Withdrawals or
a new beneficiary.                     Surrender proceeds.

You may direct that the beneficiary    When permitted by law, we may defer
shall not have the right to            paying any Partial Withdrawals or
withdraw, assign or commute any sum    Surrender proceeds from the Fixed
payable under an option. In the        Account for up to 6 months from the
absence of such election or            date we receive your request. If
direction, the beneficiary may         the Owner dies after the request is
change the manner of payment or        received, but before the request is
make an election of any option.        processed, the request will be
                                       processed before the death proceeds
If any primary or contingent           are determined. Interest will be
beneficiary dies before the            paid on any amount deferred for 30
annuitant, that beneficiary's          days or more. This rate will be 3%
interest in this policy ends with      per year unless otherwise required
that beneficiary's death Only those    by law.
beneficiaries living at the time of
the annuitant's death will be          REPORTS TO OWNER
eligible to receive their share of
the Death Proceeds. In the event no    We will give you an annual report
contingent beneficiaries have been     at least once each Policy Year.
named and all primary beneficiaries    This report will show the number
have died before the death proceeds    and value of the accumulation units
become payable, the owner(s) will      held in each of the Subaccounts as
become the beneficiary(ies) unless     well as the value of the Fixed
elected otherwise in accordance        Account. It will also give you the
with Section 9. If both primary and    Death Benefit, Cash Value; and any
contingent beneficiaries have been     other facts required by law or
named, payment will be made to the     regulation.
named primary beneficiaries living
at the time the death proceeds

J745

                          PFL Life Insurance Company
    Home Office located at 4333 Edgewood Road NE., Cedar Rapids, Iowa 52499

                    [LOGO PFL LIFE INSURANCE APPEARS HERE]

                       Flexible Premium Variable Annuity
                  Income Payable At Annuity Commencement Date
           Benefits Based On The Performance Of The Separate Account
  Are Variable And Are Not Guaranteed As To Dollar Amount (See Sections 6 and
                                     10C.)
                               Non -Participating

                                     INDEX

                              Page                                      Page
Accumulation Units...........      9   Incontestability..............        18
Age or Sex Corrections.......     18   Modification of Policy........        18
Annuity Commencement Date....     18   Nonparticipation..............        18
Annuity Payments............. 14, 15   Owner.........................        18
Adjusted Policy Value........      4   Partial Withdrawals...........   5, 6, 7
Assignment...................     19   Payee.........................        14
Beneficiary..................     19   Payment of Premiums...........         4
Cash Value...................      5   Payment Option Tables.........    16, 17
Contract.....................     18   Policy Data Page..............         3
Death Proceeds............... 12, 13   Policy Value..................         4
Definitions..................      2   Proof of Age..................        14
Dollar Cost Averaging Option.     11   Protection of Proceeds........        19
Evidence of Survival.........     18   Right to Cancel...............         1
Excess Interest Adjustment...      5   Separate Account..............      8, 9
Fixed Account................     10   Service Charge................         4
Guaranteed Minimum Death               Settlement....................        18
  Benefit....................     12   Surrender Charges.............        7
Guaranteed Return of Fixed             Transfers.....................    10, 11
  Account Premium Payments...      7
Guaranteed Periods...........     10

Y604